Re: Veritone, Inc. File No. 001-38093 Dear Sir or Madam: We have read Item 4.01 of Form 8-K of Veritone, Inc. dated April 28, 2026, and agree with the statements concerning our Firm contained therein. Very truly yours, /s/ GRANT THORNTON LLP April 28, 2026 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549